Exhibit 24.2

POWER OF ATTORNEY

Reference is made to the registration on Form F-3 Registration Statement (the “Registration Statement”) by BP p.l.c. and BP Capital Markets p.l.c. under the United States Securities Act of 1933 of debt securities to be issued by BP Capital Markets p.l.c. and the related guarantees thereof by BP p.l.c.

KNOW ALL PERSONS BY THESE PRESENTS, that the individual whose signature appears below constitutes and appoints B.E. Grote, D.J. Pearl and D.J. Jackson (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

/s/ Robert W. Dudley
Robert W. Dudley

Date: March 3, 2009

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